Rescission Agreement
                       November 15, 2010-"Effective Date"

	Reference is made to that certain Agreement dated October 5, 2010 by and among Goldex Capital Resources, LLC, a Florida limited liability company ("GCR"), PMX Communities, Inc., a Nevada corporation ("PCI") and PMX Gold, LLC, a Florida limited liability company ("PMXG") (hereinafter referred to as the "Agreement"). The aforementioned parties are hereinafter collectively referred to as the "Parties" and individually as a "Party". Capitalized terms shall have the meanings ascribed to them in the Agreement.

	This will confirm that the Parties have mutually agreed to terminate, nullify and rescind the Agreement and the Parties shall be
returned to their respective positions ab initio.   By execution
hereof, each party releases the other parties from any and all duties, obligations and responsibilities emanating from or arising out of the Agreement. Likewise, any and all rights granted or bestowed under the Agreement are hereby returned and/or restored to the granting party.

	This Agreement shall be construed and interpreted pursuant to the laws of the State of Florida. Exclusive jurisdiction and venue of any litigation arising out of this Agreement shall be in Palm Beach County, Florida.
	The Parties hereby agree to cooperate, execute and deliver any and all documents reasonably deemed necessary to effectuate the intent and the terms and conditions of this Agreement. Each party reciprocally agrees to promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the other party hereunder.

	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Facsimile or electronically transmitted signatures shall constitute original signatures.

	Each party has reviewed and participated in the formation of this Agreement and, accordingly, any rule or construction to the effect that ambiguities be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

	Each individual executing this Agreement on behalf of each party represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said part, in accordance with a duly adopted resolution of the Board of Directors of said party or in accordance with the bylaws of said party, and that this Agreement is binding upon said party in accordance with its terms.


                      (Signature page to follow)



	IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.


Goldex Capital Resources, LLC

By: /s/Michael Fine
    -------------------------------------
Michael Fine, Managing member


PMX Communities, Inc., a Nevada corporation

By: /s/ Michael Hiler
    -------------------------------------
Michael Hiler, President


PMX Gold, LLC, a Florida limited liability company

By: PMX Communities, Inc., Manager

/s/Michael Hiler
--------------------------------------
Michael Hiler, President


PMX Gold ATM, LLC, a Florida limited liability company

By PMX Gold, LLC, Manager

By: /s/Michael Hiler
    ----------------------------------
Michael Hiler, Manager